Exhibit 99.1

AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

VLADIMIR F. KUZNETSOV AND IPORUSSIA, INC.

        AMENDMENT NO. 5 dated as of March 29, 2006, to EMPLOYMENT AGREEMENT (“Agreement”) dated as of April 1, 2002, by and between IPORUSSIA, INC., a Delaware corporation, having a place of business at 12 Tompkins Avenue, Jericho, NY 11753 (hereinafter designated and referred to as “Company”), and Vladimir F. Kuznetsov (hereinafter designated and referred to as “Employee”).

        WHEREAS, the Company and Employee desire to amend the Agreement.

        NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

        1.    Amendment. Section 2 “Term” shall be amended to extend the Agreement for an additional three (3) years, from March 31, 2007 to March 31, 2010.

        2.    Miscellaneous. All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

IPORUSSIA, INC.
By: /s/ Leonard W. Suroff
Leonard W. Suroff Executive Vice President
/s/ Vladimir F. Kuznetsov
Vladimir F. Kuznetsov Employee